PROMISSORY NOTE

Principal Amount: $3,000,000.00December 14, 2023

FOR VALUE RECEIVED, LFTD PARTNERS INC., a Nevada corporation (“LFTD”) and LIFTED LIQUIDS, INC., an Illinois corporation (“LLI” and together with LFTD, collectively and jointly and severally, the “Borrower”), promises to pay to the order of SURETY BANK (the “Bank”), in lawful money of the United States of America in immediately available funds at its offices located at 990 N. Woodland Blvd., DeLand, Florida 32720 or at such other location as the Bank may designate from time to time, the principal amount of the Loan, together with all interest accrued thereon in accordance with the Loan Documents and this Note. All capitalized terms not defined herein have the meaning given to them in that certain Credit Agreement (the “Credit Agreement”) dated of even date herewith by and among the Borrower and the Bank.

1.Promissory Note. This Promissory Note (this “Note”) evidences the loan made by the Bank to the Borrower (the “Loan”) in the original principal amount of THREE MILLION AND NO/100 DOLLARS ($3,000,000.00). The Borrower will use the proceeds of the Loan for working capital.

2.Payment Terms. Monthly installments of principal and interest in the amount of

$63,217.27 shall be due and paid to the Lender on each Payment Date. Payments shall be applied to accrued interest and any remaining amount will be applied to principal. All accrued and unpaid interest, all unpaid principal, and other charges due and owing under the Loan Documents shall be due and payable in full on the Maturity Date unless the same shall be extended or waived in a written instrument executed by the Lender. If any payment under this Note shall become due on a Saturday, Sunday, or any holiday on which the Bank is closed for business, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest in connection with such payment. The Borrower shall maintain a deposit account with Bank on terms that are commercially reasonable and hereby authorizes the Bank to charge the Borrower’s deposit account at the Bank for any payment when due hereunder. Payments received will be applied to charges, fees, and expenses (including reasonable attorneys’ fees), accrued interest and principal in any order the Bank may choose, in its sole discretion.

3.Interest Rate. The interest rate on this Note shall be a fixed rate equal to a rate of nine and five tenths’ percent (9.50%). Interest on this Note shall be computed on a 365/360 basis; that is, by applying the ratio of the Interest Rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under this Note is computed using this method. Interest on the principal amount of the Loan shall accrue from and including the date the Loan is made. Interest on the Loan shall be payable monthly in arrears on each Payment Date. After the occurrence of an Event of Default, all interest and principal shall be payable on demand.

4.Late Payments; Default Rate. If the Borrower fails to make any payment of principal, interest or other amount coming due pursuant to the provisions of this Note within ten (10) days of the date due and payable, the Borrower also shall pay to the Bank a late charge equal to five percent (5%) of the amount of such payment (the “Late Charge”). Such ten (10) day period shall not be construed in any way to extend the due date of any such payment. Upon maturity, whether by acceleration, demand or otherwise, and at the Bank’s option upon the occurrence of any Event of Default (as hereinafter defined) and during the continuance thereof, amounts outstanding under this Note shall bear interest at a rate per annum (based on the actual number of days that principal is outstanding over a year of 360 days) equal to the maximum rate permissible under applicable law (the “Default Rate”). The Default Rate shall continue to apply whether or not judgment shall be entered on this Note. Both the Late Charge and the Default Rate are imposed as liquidated damages for the purpose of defraying the Bank’s expenses incident to the handling of delinquent payments, but are in addition to, and not in lieu of, the Bank’s exercise of any rights and remedies hereunder, under the other Loan Documents or under applicable law, and any reasonable fees and expenses of any agents or attorneys which the Bank may employ, it being agreed that the prevailing party in any proceeding arising under or relating to this Note shall be entitled to recover its attorneys’ fees or expenses from the other party. In addition, the Default Rate reflects the increased credit risk to the Bank of carrying a loan that is in default. The Borrower agrees that the Late Charge and Default Rate are reasonable forecasts of just compensation for anticipated and actual harm incurred by the Bank, and that the actual harm incurred by the Bank cannot be estimated with certainty and without difficulty.

5.Usury. Regardless of any other provision of this Note or other Loan Documents, if for any reason the effective interest should exceed the maximum lawful interest, the effective interest shall be deemed reduced to, and shall be, such maximum lawful interest, and (i) the amount which would be excessive interest shall be deemed applied to the reduction of the principal balance of this Note and not to the payment of interest, and (ii) if the loan evidenced by this Note has been or is thereby paid in full, the excess shall be returned to the party paying same, such application to the principal balance of this Note or the refunding of excess to be a complete settlement and acquittance thereof.

6.Other Loan Documents. This Note is issued in connection with the Credit Agreement, between the Borrower and the Bank, and the Security Agreement dated as of the date hereof, and certain of other agreements and documents executed and/or delivered in connection therewith or referred to therein, the terms of which are incorporated herein by reference (as amended, modified or renewed from time to time, collectively the “Loan Documents”), and is secured by the property (if any) described in the Loan Documents including, without limitation, the Security Agreement, and by such other collateral as previously may have been or may in the future be granted to the Bank to secure this Note.

7.Events of Default. The occurrence of any of the following events will be deemed to be an “Event of Default” under this Note:

(a)             Borrower’s failure to perform any covenant, obligation or term or condition of this Note as and when required hereby; or

(b)The occurrence of any Event of Default under the Credit Agreement or any other Loan Document shall be an Event of Default under this Note and an Event of Default under this Note shall be an Event of Default under the Credit Agreement and the Loan Documents.

Upon the occurrence of an Event of Default (after the expiration of any applicable notice and cure periods): (a) the Bank shall be under no further obligation to make advances hereunder; (b) if an Event of Default specified in 7.1 of the Credit Agreement shall occur, the outstanding principal balance and accrued interest hereunder together with any additional amounts payable hereunder shall be immediately due and payable without demand or notice of any kind, and if any other Event of Default shall occur, the outstanding principal balance and accrued interest hereunder together with any additional amounts payable hereunder, at the Bank’s option and without demand or further notice of any kind, may be accelerated and become immediately due and payable; (c) at the Bank’s option, this Note will bear interest at the Default Rate from the date of the occurrence of the Event of Default; and (d) the Bank may exercise from time to time any of the rights and remedies available under the Loan Documents or under applicable law.

8.Miscellaneous. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder (“Notices”) must be in writing (except as may be agreed otherwise above with respect to borrowing requests) and will be effective upon receipt. Notices may be given in any manner to which the parties may separately agree, including electronic mail. Without limiting the foregoing, first-class mail, facsimile transmission, and commercial courier service are hereby agreed to as acceptable methods for giving Notices. Regardless of the manner provided, Notices may be sent to a party’s address as set forth above or to such other address as any party may give to the other for such purpose in accordance with this paragraph.

Any notice given to the Bank hereunder shall also be given to:

Watson Sloane PLLC

201 E. Kennedy Blvd., Suite 1200

Tampa, Florida 33602

Attention: Brian A. Watson, Esq.

No delay or omission on the Bank’s part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will the Bank’s action or inaction impair any such right or power. The Bank’s rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which the Bank may have under other agreements, at law or in equity. No modification, amendment, or waiver of, or consent to any departure by the Borrower from, any provision of this Note will be effective unless made in a writing signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. The Borrower agrees to pay on demand, to the extent permitted by law, all costs and expenses incurred by the Bank in the enforcement of its rights in this Note and in any security therefor, including without limitation reasonable fees and expenses of the Bank’s counsel. If any provision of this Note is found to be invalid, illegal, or unenforceable in any respect by a court, all the other provisions of this Note will remain in full force and effect. The Borrower and all other makers and endorsers of this Note hereby forever waive presentment, protest, notice of dishonor and notice of non-payment. The Borrower also waives all defenses based on suretyship or impairment of collateral. If this Note is executed by more than one Borrower, the obligations of such persons or entities hereunder will be joint and several. This Note shall bind the Borrower and its heirs, executors, administrators, successors and assigns, and the benefits hereof shall inure to the benefit of the Bank and its successors and assigns; provided, however, that the Borrower may not assign this Note in whole or in part without the Bank’s written consent and the Bank at any time may assign this Note in whole or in part.

THIS NOTE WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE BANK AND THE BORROWER DETERMINED IN ACCORDANCE WITH FLORIDA LAW, EXCLUDING ITS CONFLICT OF LAWS RULES. The Borrower hereby irrevocably consents to the exclusive jurisdiction of any state or federal court in Volusia County, Florida. The Borrower acknowledges and agrees that the venue provided above is the most convenient forum for both the Bank and the Borrower. The Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Note.

9.Commercial Purpose. The Borrower represents that the indebtedness evidenced by this Note is being incurred by the Borrower solely for the purpose of acquiring or carrying on a business, professional, religious, or commercial activity, and not for personal, family or household purposes.

10.Cross-Default/Cross-Collateralized. The Borrower hereby agrees that this Note, the Credit Agreement, the Security Agreement, and the other Loan Documents pertaining to the Note, including any and all extensions, renewals, replacements and/or modifications thereof, are cross defaulted with each other and with any and all other loans or agreements which any of the undersigned may have with Lender, now or in the future, including but not limited to loan #80021157; and a default in any such other loan or agreement will be deemed a default of this Loan and vice-versa. At the option of Lender, without notice, a default under any such instruments will constitute a default of the other instruments hereby cross-defaulted; and are cross- collateralized by all collateral securing one another and by all collateral securing any other loans that Borrowers, now, or in the future, has with Lender and a default of any such other loans or agreements will be deemed a default of the Loan of even date. The terms of this cross-collateral provision apply to any collateral securing any loans or agreements which Borrower, now has with Lender or may have in the future with Lender. The parties hereby provide Security Agreements on all such collateral (real or personal) that secures such present or future loans to Borrowers, by lender without any further reference in the loan documents of such other loan(s). In addition, the Loan Documents will be cross-collateralized and cross-defaulted with the proposed Kenosha, WI commercial real estate purchase.

11.Execution in Counterparts. This Note may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

12.WAIVER OF JURY TRIAL. THE BORROWER IRREVOCABLY WAIVES ANY AND ALL RIGHTS THE BORROWER MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS NOTE, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS NOTE OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THE BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

The Borrower acknowledges that it has read and understood all the provisions of this Note, including the waiver of jury trial, and has been advised by counsel as necessary or appropriate.

WITNESS the due execution hereof, as of the date first written above, with the intent to be legally bound hereby.

LFTD PARTNERS INC., a Nevada
corporation

By:	/s/ William C. Jacobs
Name:	William C. Jacobs
Title:	President

LIFTED LIQUIDS, INC., an Illinois
corporation

By:	/s/ William C. Jacobs
Name:	William C. Jacobs
Title:	President

[SIGNATURE PAGE TO PROMISSORY NOTE]